UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2700 Homestead Road, Suite 50

Park City, UT 84098

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

Registrant’s telephone number, including area code)

Wizard Brands, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

[ ]	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2021, the Company filed its Current Report on Form8-K disclosing entering into the following material agreements:

●	Securities Purchase Agreement dated March 26, 2021;
●	Registration Rights Agreement dated March 26, 2021;
●	Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC; and
●	Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC.

This Form 8-K/A amends that Form 8-K as follows:

On July 16, 2021, the parties to those agreements amended the agreements as necessary to achieve the following results:

The Series B Preferred Stock is now convertible at a price (as adjusted, “Series B Conversion Price”) equal to the lesser of (x) $4.52 and (y) 85% of the lowest variable weighted average price (“VWAP”) of the Common Stock on a trading day during the 10 trading days prior to and ending on, and including, the date of conversion, subject to a conversion price floor of $1.00, but not to exceed $1.50, subject to further adjustment in the event that the Company, subject to certain exemptions, disposes of or issues any common stock or securities convertible into, exercisable, or exchangeable for common stock for no consideration or for consideration less than the applicable Series B Conversion Price in effect immediately prior to such issuance.

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SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creek Road Miners, Inc. a Delaware corporation

Dated: July 22, 2021	By:	/s/ Heidi Bowman
Heidi Bowman, CFO

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